UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2014

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001- 35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600
Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2014, SunCoke Energy Partners, L.P. (the “Partnership”) entered into an Equity Distribution Agreement (the “Agreement”) with Wells Fargo Securities, LLC (the “Manager”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through the Manager, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $75,000,000 (the “Common Units”). Sales of the Common Units, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed by the Partnership and the Manager, by means of any other existing trading market for the Common Units or to or through a market maker other than on an exchange. The Common Units will be issued pursuant to the Partnership’s existing effective shelf registration statement on Form S-3 (Registration No. 333-194213).

Under the terms of the Agreement, the Partnership also may sell Common Units to the Manager as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Common Units to the Manager as principal would be pursuant to the terms of a separate terms agreement between the Partnership and the Manager. The Partnership intends to use the net proceeds from any sales pursuant to the Agreement, after deducting Manager’s commissions and the Partnership’s offering expenses, for general partnership purposes, which may include repaying or refinancing all or a portion of the Partnership’s outstanding indebtedness and funding working capital, capital expenditures or acquisitions.

The Agreement contains customary representations, warranties and agreements by the Partnership, indemnification obligations of the Partnership and the Manager, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1.

The Manager and/or its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Partnership and its affiliates, for which they have received, and in the future will receive, customary compensation and expense reimbursement. Affiliates of the Manager are lenders under the Partnership’s revolving credit facility.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of August 5, 2014, by and between SunCoke Energy Partners, L.P. and Wells Fargo Securities, LLC.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. as to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC, its General Partner

	By:	/s/ Mark E. Newman
Mark E. Newman Senior Vice President and Chief Financial Officer

Date: August 5, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Equity Distribution Agreement, dated as of August 5, 2014, by and between SunCoke Energy Partners, L.P. and Wells Fargo Securities, LLC.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. as to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)